DVI

MASTER SECURITY AGREEMENT

Contract No. 3686

THIS MASTER SECURITY AGREEMENT ("Agreement") is entered into effective as of **November 8, 2002**, by and between **PREMIER P.E.T. OF LONG ISLAND, LLC ("Obligor")** and **DVI FINANCIAL SERVICES INC. ("DVI")**.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, and intending to be legally bound, the parties agree as follows:

ARTICLE 1 – DEFINITIONS

1.1 **Specific Definitions.** As used in this Agreement, the following terms (whether used in the plural or singular form) will mean:

"account", **"account debtor"**, **"chattel paper"**, **"deposit account"**, **"document"**, **"equipment"**, **"general intangibles"**, **"goods"**, **"health-care-insurance receivables"**, **"instrument"**, **"inventory"**, **"investment property"**, **"letter-of-credit rights"**, **"payment intangibles"** and **"proceeds"** will have the meanings given such terms in the Code.

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly Controls, is controlled by or is under common Control with that Person.

"Chief Executive Office" means the place from which the main part of the business operations of Obligor are managed or, in the case of an individual, Obligor's principal residence. Obligor's current Chief Executive Offices are located at 119 North Park Avenue, Rockville Centre, NY 11570-4113.

"Code" means the Uniform Commercial Code as adopted by the Commonwealth of Pennsylvania, as the same may be amended from time to time. References in this Agreement to any Section of the Code will mean, on or after the adoption date of any revision to the Code in the Commonwealth of Pennsylvania, such revised or successor section thereto.

"Collateral" means Obligor's right, title and interest in, to and under the present and future personal property of Obligor described on the Collateral Rider(s) attached hereto, from time to time, as the same may be modified, supplemented or replaced.

"Control" means (a) the ownership of a majority of the voting power of all classes of voting stock or other ownership interests of a Person (other than an individual), (b) the ownership of a majority of the beneficial interest in income and/or capital of a Person (other than a corporation or an individual) or (c) possession, directly or indirectly, of power to direct, or cause the direction of, management or policies (whether through ownership of securities or other interests in a Person (other than an individual), by contract or otherwise).

"DVI Indebtedness" means the due and punctual payment and performance of all obligations, liabilities, covenants and agreements of Obligor to DVI or any of its Affiliates, whether now or hereafter owing or existing, whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral and whether or not arising under any of the Loan Documents, as such obligations, liabilities, covenants and agreements may be hereafter amended, increased, decreased, supplemented or extended, including, without limitation, all costs of collection.

"Event of Default" means any and all events described in **Section 5.1**.

"GAAP" means generally accepted accounting principles as adopted in the United States, consistently applied and maintained.

"Governmental Authority" means any governmental or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in any case whether foreign or domestic.

"Lender Expenses" means (a) all costs or expenses (including taxes and insurance premiums) required to be paid by Obligor under this Agreement or any of the other Loan Documents or with respect to any DVI Indebtedness that are paid or advanced by DVI, (b) filing, recording, publication and search fees paid or incurred by DVI in connection with the DVI Indebtedness, (c) costs and expenses incurred by DVI to correct any Event of Default or enforce any provision of the Loan Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, and preparing for sale or advertising to sell any Collateral, whether or not a sale is consummated, after the occurrence of an Event of Default, (d) costs and expenses of suit incurred by DVI in enforcing or defending this Agreement, the Loan Documents or any portion thereof, (e) all costs or expenses incurred by DVI to convert any data submitted to DVI by Obligor, any guarantor or any of their Affiliates to an acceptable form and (f) DVI's reasonable attorney fees and expenses incurred (before or after execution of this Agreement) in advising DVI with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or otherwise concerning, this Agreement, the Loan Documents, the

DVI Indebtedness or any portion thereof, irrespective of whether suit is brought.

"Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including any interest of a vendor under a conditional sale contract or consignment and any interest of a lessor under a capital lease.

"Loan Documents" means that certain Limited Guaranty and Suretyship Agreement of even date herewith by Obligor to and for the benefit of DVI and all riders, amendments, replacements, increases, renewals and modifications thereof or thereto.

"Material Adverse Effect" means, with respect to any Person or any event or circumstance, a material adverse change in (a) the business, assets, financial condition, management or operations of that Person, or (b) the value of the Collateral.

"Obligor's Books" means all of the books and records of the Obligor including, but not limited to, all computer programs, disk or tape files, printouts, runs and other computer-prepared information and the equipment containing such information; provided, however, that confidential patient records are not included therein, except to the extent otherwise permitted by law.

"Permitted Lien" means (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided in each such case that payment thereof is not yet due or is being contested as permitted herein, (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not expired, or in respect of which Obligor is in good faith prosecuting an appeal or proceeding for a review provided that a stay of execution pending such appeal or proceeding for review has been secured and adequate reserves have been established therefore, (c) Liens and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehouse's and attorney's Liens and statutory landlord's Liens); deposits, pledges or Liens to secure the performance of bids, tenders, or trade contracts, or to secure statutory obligations; and surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings which have the effect of staying enforcement and with adequate reserves having been established therefor; and further provided that any such warehouse's or statutory landlord's Liens are subordinate or have been subordinated to the Liens of DVI in a manner satisfactory to DVI and (d) Liens granted to DVI or its Affiliates.

"Person" means an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or any other entity.

"Unmatured Default" means any event or condition that, with notice, passage of time, or a determination by DVI or any combination of the foregoing would constitute an Event of Default.

1.2 **GAAP.** All financial terms used in this Agreement other than those expressly defined in **Section 1.1** or in any rider attached hereto, have the meanings accorded to them under GAAP. All other terms used in this Agreement, other than those defined in this **Section 1.1** or in any rider attached hereto, have the meanings accorded to them in the Code if so defined therein.

1.3 **Construction.** This Agreement has been reviewed by each of the parties and their respective counsel and is entitled to be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto. The parties agree that there will be no presumption to construe ambiguous provisions against one party or the other.

ARTICLE 2 – SECURITY INTEREST

2.1 **Grant of Security Interest.** As security for the DVI Indebtedness, Obligor (a) confirms the grant of a security interest, if any, in specific equipment pursuant to the terms of any Notes or Schedules executed under the Loan Documents and (b) grants to DVI, for itself and as agent for the pro rata benefit of DVI and its Affiliates, a security interest in and lien on the Collateral, under and subject only to the liens granted under the Notes and Schedules, if any. IT IS THE EXPRESS INTENTION OF OBLIGOR THAT THE COLLATERAL SECURES ALL EXISTING AND FUTURE DVI INDEBTEDNESS.

2.2 **Effect of Grant.** The security interests in and liens on the Collateral granted to DVI, for itself and as agent the pro rata benefit of DVI and its Affiliates, by Obligor hereunder will continue in full force and effect until all DVI Indebtedness has been paid in full.

ARTICLE 3 – REPRESENTATIONS AND WARRANTIES

Obligor hereby represents and warrants to DVI as follows:

3.1 **Existence.** Obligor, if not a natural person, is duly formed, validly existing and in good standing under the laws of the State of **NEW YORK**. Obligor is qualified and licensed to do business and is in good standing in each state in which the conduct of its business or its ownership of property requires that it be so qualified or licensed, except where the failure to be so qualified or licensed does not result in a Material Adverse Effect, and has the power and authority (corporate and otherwise) to execute and carry out the terms of the Loan Documents to which it is a party, to own its assets and to carry on its business as currently conducted.

3.2 **Authorization.** The execution, delivery and performance by Obligor of this Agreement and each Loan Document to which it is a party have been duly authorized by all necessary action. Obligor has duly executed and delivered this Agreement and each other Loan Document to

which it is a party, and this Agreement and each such Loan Document constitute a valid and binding obligation of Obligor, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity.

3.3 **No Breach.** The execution, delivery and performance by Obligor of this Agreement and each other Loan Document to which it is a party (a) will not contravene any law or any governmental rule or order binding on it or its assets, (b) will not violate any provision of the organizational and governance documents of Obligor, (c) will not violate any agreement or instrument by which Obligor or its assets are bound, (d) do not require any notice to or consent by any Governmental Authority, except for consents already obtained, currently in effect and copies of which have been delivered to DVI and (e) will not result in the creation of a Lien on any assets of Obligor except the Liens in favor of DVI.

3.4 **Taxes.** All assessments and taxes, whether real, personal or otherwise, due or payable by or imposed, levied or assessed against Obligor or any of its property have been paid in full before delinquency or before the expiration of any extension period; and Obligor has made due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, except only for items that Obligor is currently contesting diligently and in good faith, for which adequate cash reserves have been established and that have been fully disclosed in writing to DVI. Obligor has filed all tax returns and reports required to be filed in a timely manner, and all such returns and reports are complete and accurate in all respects.

3.5 **Litigation and Proceedings.** Except as set forth on **Schedule 3.5** attached hereto and made a part hereof, (a) there are no outstanding judgments against Obligor or any of its assets and there are no actions or proceedings pending by or against Obligor before any court or administrative agency and (b) Obligor has no knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Obligor or any of the Collateral.

3.6 **Title to Collateral.** The Collateral is and will be owned by Obligor free and clear of all liens and other encumbrances of any kind, except the Permitted Liens. Obligor will defend the Collateral against any claims of all persons or entities other than DVI and its Affiliates.

3.7 **Addresses.** The portions of the Collateral that are tangible property and Obligor's Books will at all times be located at the addresses set forth on **Schedule 3.7** attached hereto, or such other location determined by Obligor after at least thirty (30) days' prior notice to DVI and delivery to DVI of any items requested by DVI to maintain perfection and priority of the security interests and liens granted to DVI hereunder and DVI's access to Obligor's Books.

3.8 **Cumulative Representations.** The warranties, representations and agreements set forth herein are cumulative and in addition to any and all other written warranties, representations and agreements that Obligor gives, or causes to be given, to DVI, either now or hereafter.

3.9 **Full Disclosure.** No representation, warranty or statement by Obligor contained in this Agreement, any Rider or Schedule attached hereto, any Loan Document or any other document, instrument or certificate furnished by or on behalf of it pursuant to this Agreement or in connection with any DVI Indebtedness contains any incorrect, incomplete or misleading statement of material fact, or omits to state a material fact necessary to make the statements contained therein not materially misleading.

ARTICLE 4 – COVENANTS

Obligor will comply with the following:

4.1 **Taxes.** Obligor will file complete and accurate tax returns and reports in a timely manner as required by applicable law, and pay all taxes, assessments and other governmental charges imposed upon it or any of its assets, provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted which have the effect of staying any enforcement action.

4.2 **Accounting System.** If Obligor is an entity, Obligor will maintain a system of accounting in accordance with GAAP.

4.3 **Further Information.** If Obligor is a corporation whose stock is registered with the Securities and Exchange Commission for public sale, Obligor will furnish to DVI as soon as practicable with copies of all documents or reports filed by Obligor with the Securities and Exchange Commission. Obligor will promptly supply DVI with such other financial information concerning its affairs as DVI may reasonably request from time to time hereafter and will promptly notify DVI of any material adverse change in the Obligor's financial condition and any condition or event that constitutes an Event of Default or Unmatured Default under this Agreement or any other Loan Documents. In addition, Obligor authorizes DVI to contact, at any time, credit-reporting agencies concerning its credit standing.

4.4 **Compliance with Laws.** Obligor will comply in all material respects with all laws and regulations applicable to it in the operation of its business.

4.5 **Disposition of Assets.** Obligor will not sell, lease, transfer or otherwise dispose of any of the Collateral, except for the collection of accounts in the ordinary course of business.

4.6 **Liens.** Obligor will not create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind on the Collateral, except as permitted hereunder or under the Loan Documents.

4.7 **Maintenance of Properties**. To the extent Collateral includes tangible personal property, Obligor will maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept, the Collateral in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

4.8 **Additional Documents and Future Actions**. At its sole cost, Obligor will take such actions and provide DVI, for itself and as agent for the pro rata benefit of its Affiliates, from time to time with such agreements, financing statements and additional instruments, documents or information as DVI may in its reasonable discretion deem necessary or advisable to perfect, protect and maintain the security interests in the Collateral, to permit DVI to protect its interest, for itself and the pro rata benefit of its Affiliates, in the Collateral, or to carry out the terms of the Loan Documents. Obligor hereby authorizes and appoints DVI, for itself and the pro rata benefit of its Affiliates, as its attorney-in-fact, with full power of substitution, to take such actions as DVI may deem advisable to obtain, maintain, protect and perfect its interests in the Collateral, for itself and the pro rata benefit of its Affiliates, to execute on Obligor's behalf and file at Obligor's expense financing statements, and amendments thereto, in those public offices deemed reasonably necessary or appropriate by DVI to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on Obligor's behalf such other documents and notices as DVI may deem advisable to maintain and protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable. Obligor irrevocably authorize the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agree that such filing is sufficient as a financing statement.

4.9 **Government Contracts**. If Collateral includes accounts, Obligor will promptly notify DVI if any of Obligor's accounts arise out of contracts with any department, agency or instrumentality of the United States or any State, Commonwealth or municipality and execute any instruments and take any steps reasonably required by the Agent in order that all moneys due and to become due under any such contracts will be assigned, to the extent permitted under applicable law, to DVI, for itself and as agent for the pro rata benefit of its Affiliates, and notice thereof given to the United States under the Federal Assignment of Claims Act or any other applicable law, statute or regulation.

4.10 **Name or Address Change**. Obligor will not change its names or addresses except upon thirty (30) days prior written notice to DVI and delivery to DVI of any items requested by DVI to maintain perfection and priority of security interests granted to DVI hereunder and access by DVI to Obligor's Books and records.

4.11 **Inspection by DVI**. Obligor will permit representatives of DVI and its Affiliates, if applicable, to inspect, examine and/or audit the Collateral and/or Obligor's Books and to make extracts thereof, at Obligor's expense and at all reasonable times, provided that unless an Unmatured Default or Event of Default has occurred and is continuing, DVI will give Obligor at least five (5) business days notice (which notice need not be in writing) prior to conducting such inspection or audit.

4.12 **Delivery**. If the Collateral includes investment property or titled equipment, Obligor will deliver all original certificates and instruments representing or evidencing the Collateral, or any portion thereof, to DVI in suitable form for transfer by delivery, accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to DVI and with guaranteed signature(s).

4.13 **Control Agreement**. If a broker or agent is holding the certificates and/or instruments evidencing such Collateral constituting certificated investment property, Obligor will (a) cause such broker and/or agent to execute and deliver to DVI a broker's letter acknowledging this Agreement and agreeing to hold such Collateral for the benefit of DVI, which letter will be in form and content acceptable to DVI in its sole discretion or (b) authorize such broker or agent to transfer Obligor's account in which such Collateral is held to DVI's name, as nominee

4.14 **Other Actions with Respect to Collateral Consisting of Investment Property**. If Collateral includes investment property, Obligor will not take any action which would or could result in (a) the dissolution, consolidation or merger of any issuer (other than a public company) of the Collateral (an "**Issuer**") with or into another entity, (b) a material change or amendment to the governing documents of an Issuer, (c) an Issuer engaging in any other business venture or undertaking other than those in which such Issuer is currently engaged, (d) an Issuer applying for or consenting to the appointment of a receiver, trustee, or liquidator for itself or any of its property, (e) an Issuer admitting in writing its inability to pay its debts as they mature, (f) the general assignment by an Issuer for the benefit of creditors, (g) the adjudication of an Issuer as bankrupt or insolvent or (h) the filing by an Issuer of a voluntary petition in bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors.

ARTICLE 5 – EVENTS OF DEFAULT; REMEDIES

5.1 **Events of Default**. Each of the following shall constitute an "**Event of Default**" hereunder:

(a) If there occurs an event of default under any other Loan Document (whether or not Obligor is a party thereto) after expiration of any applicable notice, grace and/or cure period permitted therein,

(b) If Obligor fails to observe or perform any covenant, condition or agreement to be observed or performed hereunder and such failure is not cured within thirty (30) days of written notice of such failure from DVI to Obligor. If such failure is capable of cure, but cannot be cured within such thirty (30) day period, Obligor will have an additional thirty (30) days to cure such failure, provided that Obligor promptly commences such cure upon receipt of the foregoing written notice and, at all times thereafter, diligently pursues such cure. The notice and cure

periods set forth in this **Section 5.1(b)** apply only to the extent that the Event of Default in question is not specifically covered by any other subsection of this **Section 5.1** or

(c) All or any part of the Collateral is attached, seized, subjected to a writ or distress warrant, levied upon or comes within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors.

5.2 **Grace Periods and Notice**. All notice, grace and cure periods provided herein shall run concurrently with all notice, grace and cure periods provided in any other Loan Documents.

5.3 **Specific Remedies**. At the option of DVI, upon the occurrence and during the continuance of any Event of Default:

(a) DVI, for itself and as agent for its Affiliates, may enter the premises occupied by Obligor and take possession of the Collateral and any records relating thereto,

(b) Use and occupy the premises of Obligor for the purpose of taking, holding, reconditioning, displaying, selling or leasing the Collateral without cost to DVI or liability to DVI, or

(c) DVI, for itself and as agent for its Affiliates, may exercise each and every right and remedy granted to it under the Loan Documents, under the Code and under any other applicable law or at equity.

5.4 **Sale or Other Disposition of Collateral**. The sale, lease or other disposition of the Collateral, or any part thereof, by DVI after an Event of Default may be for cash, credit or any combination thereof, and DVI, for itself and as agent for its Affiliates, may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the DVI Indebtedness then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. DVI may cause the Collateral to remain, subject to the rights of third parties, on Obligor's premises or otherwise or to be removed and stored at premises owned by other persons, at Obligor's expense, pending sale or other disposition of the Collateral. Obligor, at DVI's request, will assemble the Collateral consisting of tangible assets and make such tangible assets available to DVI at a place to be reasonably designated by DVI. DVI will have the right to conduct, subject to the rights of third parties, such sales on Obligor's premises, at Obligor's expense, or elsewhere, on such occasion or occasions as DVI may see fit. Any notice required to be given by DVI of a sale, lease or other disposition or other intended action by DVI with respect to any of the Collateral which is deposited in the United States mail, postage prepaid and duly addressed to Obligor at the address specified in **Section 8.6** below, at least five (5) business days prior to such proposed action, will constitute fair and reasonable notice to Obligor of any such action. The net proceeds realized by DVI, for itself and for the pro rata benefit of its Affiliates, from any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by DVI in connection therewith and all other costs and expenses related thereto including reasonable attorney's fees, will be applied in such order as DVI, in its sole discretion, elects toward satisfaction of the DVI Indebtedness. DVI shall account to Obligor for any surplus realized upon such sale or other disposition, and Obligor will remain liable for any deficiency. The commencement of any action, legal or equitable or the rendering of any judgment or decree for any deficiency will not affect DVI's Lien in the Collateral. Obligor agrees that DVI has no obligation to preserve rights to the Collateral against any other parties. DVI will be under no obligation to marshall any assets in favor of Obligor or any other party or against or in payment of any or all of the DVI Indebtedness.

5.5 **Actions with Respect to Accounts**. If Collateral includes accounts, Obligor hereby irrevocably makes, constitutes and appoints DVI (and any of DVI's designated officers, employees or agents) as Obligor's true and lawful attorney-in-fact, with full power of substitution, with power to sign Obligor's name and to take any of the following actions upon the occurrence and during the continuance of an Event of Default, in Obligor's name or the name of DVI, as the DVI may determine, without notice to Obligor and at Obligor's expense:

(a) Verify the validity and amount of or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise,

(b) Notify all account debtors that Obligor's accounts have been assigned to DVI, for the pro rata benefit of DVI and its Affiliates, and that DVI and its Affiliates have a security interest therein,

(c) Direct all account debtors to make payment of all Obligor's accounts directly to DVI, for the pro rata benefit of DVI and its Affiliates, and forward invoices directly to such account debtors,

(d) Notify the United States Postal Service to change the address for delivery of mail addressed to Obligor to such address as DVI may designate or

(e) Enforce payment of and collect any accounts, by legal proceedings or otherwise.

Obligor ratifies and approves all acts of said attorneys and agrees that said attorneys will not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except willful misconduct and gross negligence. This power, being coupled with an interest, is irrevocable. Obligor agrees to assist DVI in the collection and enforcement of its accounts and not to hinder, delay or impede DVI on its collection or enforcement of said accounts.

5.6 **Actions with Respect to Investment Property**.

(a) **Before Event of Default.** Prior to the occurrence of an Event of Default:

(i) **Voting.** Obligor will be entitled to exercise any and all voting and other consensual rights arising under the Collateral constituting investment property, or any portion thereof, for any purpose not inconsistent with the terms of any of the Loan Documents.

(ii) **Dividends; Distributions.** Unless otherwise prohibited in the Loan Documents, Obligor will be entitled to receive and retain any and all dividends, distributions and interest, declared, distributed or paid, with respect to the Collateral, constituting investment property, or any portion thereof; provided, however, that any and all (A) dividends, distributions and interest paid or payable other than in cash, (B) instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, such Collateral, or any portion thereof, (C) dividends and other distributions paid or payable in cash with respect to such Collateral, or any portion thereof, in connection with (1) a partial or total liquidation or dissolution or (2) a reduction of capital, capital surplus or paid-in-surplus and (D) cash paid, payable or otherwise distributed in respect of principal, or redemption of, or in exchange for, such Collateral, or any portion thereof will be forthwith delivered to DVI to hold as Collateral and will, if received by Obligor, be (x) received in trust for the benefit of DVI, (y) segregated from all other property or funds of Obligor and (z) forthwith delivered to DVI as Collateral in the same form as so received (with any necessary documents, endorsements or assignments in blank with guaranteed signatures(s)).

(b) **After Event of Default.** Upon the occurrence and during the continuance of an Event of Default:

(i) **Voting.** All rights of Obligor to (A) exercise voting and other consensual rights that Obligor would otherwise be entitled to exercise pursuant to **Section 5.6(a)**, and (B) receive dividends and interest payment that Obligor would otherwise be authorized to receive and retain, pursuant to **Section 5.6(a)**, will cease, and all such rights will thereupon become absolutely vested in DVI. DVI will thereafter have the sole and absolute right to exercise all voting and other consensual rights, and to receive and hold as Collateral all such dividends and interest payments, without any further notice to, or consent of, Obligor

(ii) **Dividends Held in Trust.** All dividends and interest payments that are received by Obligor or contrary to the provisions of **Section 5.6(b)(i)** will be (A) received in trust for the benefit of DVI, (B) segregated from other property or funds of Obligor and (C) forthwith delivered to DVI as Collateral in the same form as received (with any necessary documents, endorsements or assignments in blank with guaranteed signatures).

5.7 **Equitable Relief.** Obligor recognizes that, if Obligor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, DVI will be entitled to temporary and permanent injunctive relief, if no remedy at law will provide adequate relief to DVI, without the necessity of proving actual damages.

5.8 **Remedies Are Cumulative.** No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other right or remedy given under this Agreement or under any other agreement between DVI and Obligor or now or hereafter existing at law or in equity or by statute. DVI may pursue its rights and remedies concurrently or in any sequence, and no exercise of one right or remedy may be deemed to be an election. No delay by DVI constitutes a waiver, election, or acquiescence by it. Obligor on its behalf waives any rights to require DVI to proceed against any guarantor or any other party; or proceed against or exhaust any security held from any guarantor or any other party.

5.9 **Set-Off.** Without limiting the rights of DVI or any of its Affiliates under applicable law, DVI has and may exercise a right of set-off, a lien against and a security interest in all property of Obligor now or at any time in DVI's or any of its Affiliate's possession in any capacity whatsoever, as security for the DVI Indebtedness. At any time and from time to time following the occurrence of an Event of Default, or an Unmatured Default, DVI may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by DVI to or for the credit of Obligor against any or all of the DVI Indebtedness.

5.10 **Time is of the Essence.** Time is of the essence in Obligor's performance of its obligations hereunder.

ARTICLE 6 - ADVANCES

6.1 If Obligor fails to pay taxes, insurance, assessments, costs or expenses that it is required to pay hereunder, fails to keep the Collateral free from security interests or lien (except as expressly permitted herein), fails to maintain or repair the Collateral as required hereby or otherwise breaches any obligations hereunder, DVI or its Affiliates, in its discretion, may make expenditures for such purposes and the amount so expended (including any applicable Lender Expenses) will be payable by Obligor on demand and will constitute part of the DVI Indebtedness. With respect to any amount required to be paid by Obligor under this Section, in the event Obligor fails to pay such amount on demand, Obligor shall also pay to DVI interest at a rate equal to 18% per annum. Obligor's obligations under this Section will survive termination of this Agreement.

ARTICLE 7 – LIMITATION ON LIABILITY

7.1 Obligor will be responsible for and DVI and its Affiliates are hereby released from any claim or liability in connection with: (a) safekeeping any Collateral, (b) any loss or damage to any Collateral or (c) any diminution in value of the Collateral. DVI and its Affiliates will be liable for any act or omission on its part constituting willful misconduct or gross negligence, provided, that its liability will be only for direct

damages suffered and will not extend to consequential or incidental damages. If Obligor brings suit against DVI or any of its Affiliates in connection with the transactions contemplated hereunder and DVI and its Affiliates are found, by final, non-appealable order of a court of competent jurisdiction to not be liable, Obligor will indemnify and hold DVI and its Affiliates harmless from all costs and expenses, including reasonable attorney's fees, incurred by DVI and its Affiliates in connection with such suit.

ARTICLE 8 - MISCELLANEOUS

8.1 **Delay and Waiver**. No delay or omission to exercise any right will impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion is limited to that particular occasion.

8.2 **Complete Agreement**. This Agreement, together with all Riders and Schedules attached hereto, is the complete agreement of the parties hereto and supersedes all previous understandings relating to the subject matter hereof. Except for the attachment of Additional Collateral Riders signed by Obligor from time to time, this Agreement may be amended only by an instrument in writing that explicitly states that it amends this Agreement and is signed by the party against whom enforcement of the amendment is sought.

8.3 **Counterparts**. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

8.4 **Severability**. If any part of this Agreement or the application thereof to any Person or circumstance is held invalid, the remainder of this Agreement will be unaffected thereby. The section headings herein are included for convenience only and may not be deemed to be a part of this Agreement.

8.5 **Binding Effect; Assignment**. This Agreement is binding upon and will inure to the benefit of Obligor and DVI and their respective successors and assigns, except that the Obligor will not have the right to assign or delegate its rights or obligations hereunder. DVI may at any time assign or grant participation in all or any portion of this Agreement.

8.6 **Notices**. Any notices under or pursuant to this Agreement will be prepared and delivered in accordance with the notice provision of the applicable master lease agreement, master loan agreement, guaranty or surety agreement.

8.7 **Governing Law**. ALL ACTS AND TRANSACTIONS HEREUNDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO ARE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT RESORT TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE LAW OF THE JURISDICTION IN WHICH THE COLLATERAL IS PHYSICALLY LOCATED WILL GOVERN WITH RESPECT TO THE GRANTING, ATTACHMENT, PERFECTION, PRIORITY AND ENFORCEMENT OF A SECURITY INTEREST IN FIXTURES.

8.8 **Jurisdiction**. The state and federal courts in the Commonwealth of Pennsylvania or any other court in which DVI initiates proceedings have jurisdiction over all matters arising out of this Agreement and service of process in any such proceeding is effective if mailed to Obligor at its address described in the notices section of this Agreement. Obligor waives any right it may have to assert the defense of forum non conveniens or to object to such venue and hereby consents to any court-ordered relief.

8.9 **Waiver of Trial by Jury**. DVI AND OBLIGOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR ANY OF THE SECURITY DOCUMENTS OR THE CONDUCT OF THE RELATIONSHIP BETWEEN DVI AND OBLIGOR. EACH PARTY HERETO ACKNOWLEDGES THAT SUCH WAIVER HAS BEEN GRANTED AFTER CONSULTATION WITH COUNSEL.

8.10 **Other Waivers**. Obligor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, release, compromise, notice of default, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper or guaranties at any time held by any DVI on which Obligor may be liable in any way.

8.11 **Press Release**. Obligor will not issue any press release or make any public announcement relating to this Agreement without DVI's express written consent except for disclosures required by applicable law.

8.12 **Third Party Beneficiaries or Agency**. The rights and benefits of this Agreement will not inure to the benefit of any third party. Nothing contained herein is intended to permit or authorize Obligor to make any contract on behalf of DVI, nor will this Agreement be construed as creating a partnership, agency, joint venture or making DVI an investor in Obligor.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE – MASTER SECURITY AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Security Agreement by their duly authorized representatives on the date first above written.

PREMIER P.E.T. OF LONG ISLAND, LLC
By: Premier P.E.T. Imaging International, Inc, Manager

By: ______________________
Name: Stephen A. Schulman
Title: President

DVI FINANCIAL SERVICES INC.

By: ______________________
Name: MARK J. GALLAGHER
Title: DIRECTOR OF CREDIT

THIS CONTRACT (AND EQUIPMENT SCHEDULE AND MASTER LEASE
THE TERMS OF WHICH IT INCORPORATES) HAS BEEN ASSIGNED TO,
IS SUBJECT TO THE SECURITY INTEREST OF AND IS HELD IN TRUST
FOR THE BENEFIT OF FLEET BANK N.A., AS AGENT, PURSUANT TO
THE TERMS AND CONDITIONS OF A SECURITY AGREEMENT DATED
JUNE [illegible] AND RELATED DOCUMENTS, AS AMENDED FROM
TIME TO TIME.

CERTIFIED TO BE A TRUE AND CORRECT
DOCUMENT AS SUBMITTED TO
DVI FINANCIAL SERVICES INC.

BY: ______________________
DATE: 12/13/02

PENDING AND THREATENED LITIGATION

-NONE-

SCHEDULE 3.5

TO

MASTER SECURITY AGREEMENT

WHERE COLLATERAL IS LOCATED

119 North Park Avenue, Rockville Centre, NY 11570-4113

SCHEDULE 3.7

TO

MASTER SECURITY AGREEMENT

DVI

COLLATERAL RIDER TO MASTER SECURITY AGREEMENT
(Professional Services/Management Agreement)

Contract No. 3686

PREMIER P.E.T. OF LONG ISLAND, LLC ("Obligor") hereby grants to and for the benefit of **DVI FINANCIAL SERVICES INC.** and its Affiliates, as collateral security for the DVI Indebtedness, a security interest in, and lien on, all right, title and interest of Obligor in and to the following Professional Services/Management Agreement, together with all modifications, extensions, renewals and substitutions therefore and all income, proceeds and products thereof.

Date of Agreement	Provider/Manager/Center	Title of Agreement
June 10, 2002	Premier P.E.T. of Long Island, LLC	Turnkey License and Services Agreement

Obligor acknowledges and agrees that this Collateral Rider and the grant of the security interest and lien contained herein are subject to the terms and conditions of that certain Master Security Agreement dated **November 8, 2002**, by and between Obligor and DVI.

IN WITNESS WHEREOF, Obligor, intending to be legally bound, has executed this Collateral Rider by its duly authorized representative effective as of **November 8, 2002**.

CONTRACT (AND EQUIPMENT SCHEDULE AND MASTER LEASE
ERMS OF WHICH IT INCORPORATES) HAS BEEN ASSIGNED TO,
JECT TO THE SECURITY INTEREST OF AND IS HELD IN TRUST
HE BENEFIT OF FLEET BANK N.A., AS AGENT, PURSUANT TO
ERMS AND CONDITIONS OF A SECURITY AGREEMENT DATED
14, [illegible] AND RELATED DOCUMENTS, AS AMENDED FROM
TO TIME.

PREMIER P.E.T. OF LONG ISLAND, LLC
By: Premier P.E.T. Imaging International, Inc., as Manager

By: [signature]
Name: Stephen A. Schulman, M.D.
Title: President

Form 26 S:\Shared\DOCUMENT\DS WEIKEL\The Sagemark Companies Ltd\Schedule 002\Revisions 11-14-02\Rider to MSA (Prof Svcs).doc 11/14/2002 3:48 PM
Revised 3/6/01

DVI

COLLATERAL RIDER TO MASTER SECURITY AGREEMENT
(Blanket Lien)

Contract No. 3686

PREMIER P.E.T. OF LONG ISLAND, LLC ("Obligor") hereby grants to and for the benefit of **DVI FINANCIAL SERVICES INC.** and its Affiliates, as collateral security for the DVI Indebtedness, a security interest in, and lien on, all Obligor's right, title and interest in and to all present and future personal property of Obligor, including without limitation, the following:

(a) accounts, including, without limitation, health-care-insurance receivables (the "**Accounts**"),

(b) chattel paper,

(c) instruments,

(d) inventory,

(e) investment property,

(f) documents,

(g) letter-of-credit rights,

(h) books and records including, without limitation, (i) minute books, ledgers and records indicating, summarizing or evidencing the Accounts, (ii) information relating to Obligor's business operations or financial condition and (iii) all computer programs, disk or tape files, printouts, runs and other computer-prepared information and the equipment containing such information; provided, however, that confidential patient records are not included in this grant, except to the extent permitted by law,

(i) deposit accounts,

(j) general intangibles, including, without limitation, payment intangibles,

(k) equipment,

(l) goods,

(m) fixtures and

(n) income, proceeds and products of any of the foregoing.

Obligor acknowledges and agrees that this Collateral Rider and the grant of the security interest and lien contained herein are subject to the terms and conditions of that certain Master Security Agreement dated **November 8, 2002**, by and between Obligor and DVI.

IN WITNESS WHEREOF, Obligor, intending to be legally bound hereby, has executed this Collateral Rider by its duly authorized representative effective as of **November 8, 2002.**

PREMIER P.E.T. OF LONG ISLAND, LLC
By: Premier P.E.T. Imaging International, Inc., as Manager

By: [signature]
Name: Stephen A. Schulman
Title: President

THIS CONTRACT (AND EQUIPMENT SCHEDULE AND MASTER LEASE THE TERMS OF WHICH IT INCORPORATES) HAS BEEN ASSIGNED TO, IS SUBJECT TO THE SECURITY INTEREST OF AND IS HELD IN TRUST FOR THE BENEFIT OF FLEET BANK N.A., AS AGENT, PURSUANT TO THE TERMS AND CONDITIONS OF A SECURITY AGREEMENT DATED JUN[illegible] AND RELATED DOCUMENTS, AS AMENDED FROM TIME TO TIME.

Form 24 S:\Shared\DOCUMENT\DS WEIKEL\The Sagemark Companies Ltd\Schedule 002\Revisions 11-14-02\Rider to MSA (blanket)-Premier LI.doc 11/14/2002 3:49 PM
Revised 3/6/01